Exhibit 99.3

Unaudited Consolidated Financial Statements

PureCycle Technologies, LLC

March 31, 2023

PureCycle Technologies, LLC.
QUARTERLY SUBMISSION SUMMARY

Delivery Requirement:	Submission Compliance
Interim Financial Statements (Guarantor)	See Form 10-Q for the period ended 3/31/2023 as filed with the SEC.
Interim Financial Statements (Company)	Included herein
Compliance Certificates	Included herein for Guarantor and Company
Operating Statements

a) Budget to Actual for the period

b) Total product sold

c) Amount of Product sold under offtake contracts (in total) and amount of other products sold (with information about sale/purchaser)

d) Production Yield and values by weight/value

e) Supplied waste processed by weight / values

f) IHS/Chemical Data indices used

g) Terms/ extensions / replacements of Offtake or Feedstock contracts

h) Additional production capacity under development

i) hours of operation for the Project

a) Refer to budget to actual

b) Not applicable for Q1. There has been no product sold.

c) Not applicable for Q1. There has been no product sold under Offtake Contracts or of other Products which require disclosure.

d) Not applicable until production begins.

e) Not applicable for Q1.

f) Not applicable for pricing for Q1

g) None other than those previously disclosed.

h) Not applicable. There have been no changes to production capacity.

i) Not applicable for Q1. The plant will be operational during Q2.

Reconciliation Statements (Operating Revenue Fund)	Not applicable for Q1 as there have been no inflows or outflows from to/from the Operating Revenue Fund.

PureCycle Technologies, LLC.
TABLE OF CONTENTS

PureCycle Technologies, LLC.
CONSOLIDATED BALANCE SHEETS

ASSETS
	(Unaudited)
(in thousands)	March 31, 2023	December 31, 2022
CURRENT ASSETS
Cash	$16,596	$50,928
Restricted cash - current	53,786	29,389
Prepaid expenses and other current assets	3,216	1,612
Total current assets	73,598	81,929
Restricted cash - non-current	145,468	93,415
Prepaid expenses and other non-current assets	4,147	4,206
Operating lease right-of-use assets	5,277	5,042
Property, plant and equipment, net	422,465	373,848
TOTAL ASSETS	$650,955	$558,440

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$10,334	$816
Accrued expenses	29,962	26,715
Accrued interest	6,127	1,532
Total current liabilities	46,423	29,063
NON-CURRENT LIABILITIES
Deferred revenue	5,000	5,000
Bonds payable - non-current	233,778	233,513
Operating lease right-of-use liabilities	4,157	3,956
Other non-current liabilities	1,068	1,117
Due to parent	270,412	188,989
TOTAL LIABILITIES	$560,838	$461,638

MEMBER'S EQUITY
LLC Member Interest	223,387	223,387
Accumulated deficit	(133,270)	(126,585)
TOTAL MEMBER'S EQUITY	90,117	96,802
TOTAL LIABILITIES AND MEMBER'S EQUITY	$650,955	$558,440

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2023	2022
(in thousands)
Costs and expenses
Operating costs	$4,524	$2,916
Research and development	307	293
Selling, general and administrative	2,624	1,701
Total operating costs and expenses	7,455	4,910
Interest (income) expense	(819)	564
Other expense	49	6
Total other (income) expenses	(770)	570
Net loss	$(6,685)	$(5,480)

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF MEMBER'S EQUITY
(Unaudited)

	For the three months ended March 31, 2023
(in thousands)	LLC Member Interest	Accumulated deficit	Total Member's Equity
Balance, December 31, 2022	$223,387	$(126,585)	$96,802
Net Loss	—	(6,685)	(6,685)
Balance, March 31, 2023	$223,387	$(133,270)	$90,117

	For the three months ended March 31, 2022
(in thousands)	LLC Member Interest	Accumulated deficit	Total Member's Equity
Balance, December 31, 2021	$223,387	$(104,276)	$119,111
Net Loss	—	(5,480)	(5,480)
Balance, March 31, 2022	$223,387	$(109,756)	$113,631

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(6,685)	$(5,480)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	827	768
Accretion of debt instrument discounts	62	58
Amortization of debt issuance costs	202	187
Operating lease amortization expense	338	17
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(1,603)	(683)
Prepaid expenses and other non-current assets	59	—
Accounts payable	967	611
Accrued expenses	206	375
Accrued interest	324	324
Operating lease right-of-use liabilities	(176)	(17)
Net cash used in operating activities	$(5,479)	$(3,840)
Cash flows from investing activities
Purchases of property, plant and equipment	(33,786)	(47,364)
Net cash used in investing activities	$(33,786)	$(47,364)
Cash flows from financing activities
Due to Parent	81,423	100,126
Other payments from financing activities	(40)	(10)
Net cash provided by financing activities	$81,383	$100,116
Net increase in cash and restricted cash	42,118	48,912
Cash and restricted cash, beginning of year	173,732	330,574
Cash and restricted cash, end of year	$215,850	$379,486
Supplemental disclosure of cash flow information
Non-cash investing activities:
Additions to property, plant, and equipment in accounts payable	$9,066	$224
Additions to property, plant, and equipment in accrued interest	$4,271	$4,271
Additions to property, plant, and equipment in accrued expenses	$27,766	$13,871

PureCycle Technologies, LLC.
BUDGET TO ACTUAL

	For the Quarter Ended March 31, 2023
	Actual	Budget	$ Variance	% Variance	Explanations
(in thousands)			favorable / (unfavorable)
Costs and expenses
Operating costs	$4,524	$4,174	$(350)	(8) %
~$240k in professional services incurred related to commissioning the plant and LLC stand alone audit fees not included in budget
~$215k related to maintenance tools and supplies (one time costs)

Overage partially offset by ~ $165k favorable related to employee costs resulting from shifts in the hiring plan

Research and development	307	40	(267)	(666) %	Overage driven primarily by additional feedstock testing performed by third-parties (e.g. Phasex, GALAB, etc.)
Selling, general and administrative	2,624	417	(2,207)	(530) %	~$700k of legal fees paid to the Trustee's counsel ~$1.5M in corporate overhead allocation for shared services; allocation of some costs required under GAAP
Total operating costs and expenses	7,455	4,631	(2,824)	(61) %
Interest (income) expense	$(819)	$590	$1,409	239%	~$997k of interest income on bond and escrow accounts partially offset by interest expense of ~$327k ~$140k net debt related amortization not included in the budget
Other expense	49	—	(49)	100%	immaterial for review
Total other (income) expense	$(770)	$590	$1,360	230%
Net loss	$(6,685)	$(5,221)	$(1,464)	(28) %

PureCycle Technologies, LLC.

COVENANT COMPLIANCE

Days Cash on Hand: >75	As of March 31, 2023
Cash on Hand[1]	$66,597
Operating Expenses[2]	(6,628)
Debt Service for Period[3]	—
Total Operating Expenses + Debt Service	$(6,628)
Daily Cash Required[4]	$74
Days Cash on Hand	904	pass

Minimum Cash Required (at least $100M)	As of March 31, 2023
Cash & cash equivalents	$16,596
Liquidity Escrow Reserve	50,796
PureCycle Trustee Account	50,000
Operating Revenue Escrow Fund	1
Total Cash	$117,393	pass

1 Cash on hand includes the following amounts: Unrestricted cash & cash equivalents, the PureCycle Trustee Account, and the Operating Revenue Fund
2 Operating expenses include all operating costs except for depreciation and amortization
3 None for Q1 2023
4 Daily cash required = (total operating expenses + debt service) / days in period